Exhibit 99.1

REALNETWORKS ANNOUNCES THIRD QUARTER 2010 RESULTS

SEATTLE – Nov. 4, 2010 – Digital media software and services company RealNetworks, Inc. (Nasdaq: RNWK) today announced results for the third quarter ended Sept. 30, 2010.

Quarterly Highlights:

•	Revenue of $86.4 million

•	Net income of $24.5 million or $0.18 per share

•	Adjusted EBITDA of $5.7 million

•	Cash and short term investments of $329.2 million as of Sept. 30, 2010

“We’ve made great progress restructuring Real and we’re starting to see the impact in our financial results this quarter,” said Bob Kimball, CEO and President of Real. “We generated positive free cash flow, reduced our operating expenses, and increased our cash and adjusted EBITDA sequentially. We expect revenue and adjusted EBITDA to increase sequentially again in the fourth quarter. With the bulk of our restructuring work behind us, we are now focusing on growth.

“Other key activities in the quarter included the acquisition of Backstage Technologies, a social-games company that we expect to help us accelerate socializing and monetizing our games business,” Mr. Kimball added. “We also launched the new converged music and video storefront for MetroPCS on our new Media Entertainment Platform. We expect this expanded relationship to demonstrate the strength of our multi-client platform as a driver of new SaaS revenue in 2011.”

Third Quarter Results

For the third quarter of 2010, revenue from Real’s Core Products, Emerging Products and Games businesses was $86.4 million compared with $101.5 million for the third quarter of 2009. Revenue from Real’s music business was $38.8 million in the third quarter of 2009, and total revenue in the third quarter of 2009 was $140.3 million. Foreign currency exchange rate fluctuations negatively affected 2010 third quarter revenue by approximately $1.2 million compared with the year-ago quarter. Revenue trends in each of Real’s businesses in the third quarter of 2010 compared with the year-earlier quarter were: an 11% decrease in Core Products revenue to $51.9 million, a 13% decrease in Games revenue to $25.8 million and a 37% decrease in Emerging Products revenue to $8.8 million.

Net income for the third quarter of 2010 was $24.5 million, or $0.18 per share, compared with net income of $1.5 million, or less than one cent per share, in the third quarter of 2009. Net income for the third quarter of 2010 included an income tax benefit of $33.9 million resulting primarily from a $30 million cash refund from the IRS, while net income in the year-ago quarter included an income tax expense of $(0.7) million. Adjusted EBITDA for the third quarter of 2010 was $5.7 million, compared with $17.3 million for the third quarter of 2009. A reconciliation of GAAP operating income to adjusted EBITDA is provided in the financial tables that accompany this release.

Gross margin in the third quarter rose to 64%, compared with 62% for the third quarter a year earlier, primarily due to the deconsolidation of the lower-margin music business. Interest income in the third quarter of 2010 was $1.1 million compared with $1.3 million in the year-earlier period.

As of Sept. 30, 2010, Real had $329.2 million in unrestricted cash, cash equivalents and short-term investments compared with $313.2 million at June 30, 2010. The increase in cash in the quarter was primarily due to the $30 million tax refund, offset by $5.8 million to acquire Backstage Technologies Inc. and working capital changes, including the reduction of payables, in the normal course of business. In addition, Real had $47.7 million in restricted cash and equity investments, including its equity interest in the Rhapsody music business, at the end of the quarter.

Segment Operating Results

	2010		2009	Sequential Change	Yr/Yr Change
	Q3	Q2	Q3
	(in thousands)
Revenue
Core Products	$51,870	$51,742	$58,173	0%	-11%
Emerging Products	8,778	8,997	13,835	-2%	-37%
Games	25,784	28,145	29,491	-8%	-13%
Corporate	—	—	—

Total excluding music	86,432	88,884	101,499	-3%	-15%
Music	—	—	38,765		N/A

Total	$86,432	$88,884	$140,264	-3%	-38%

Operating Income (loss)
Core Products	$9,868	$11,149	$14,864	-11%	-34%
Emerging Products	1,643	(2,009)	5,987	-182%	-73%
Games	2,413	85	289	2739%	735%
Corporate	(18,074)	(30,919)	(19,751)	-42%	-8%

Total excluding music	(4,150)	(21,694)	1,389	-81%	-399%
Music	—	—	(5,666)		N/A

Total	$(4,150)	$(21,694)	$(4,277)	-81%	-3%

Adjusted EBITDA
Core Products	$13,309	$14,675	$18,956	-9%	-30%
Emerging Products	1,771	(1,732)	6,097	-202%	-71%
Games	2,885	1,948	1,187	48%	143%
Corporate	(12,265)	(14,287)	(13,855)	-14%	-11%

Total excluding music	5,700	604	12,385	844%	-54%
Music	—	—	4,896		N/A

Total	$5,700	$604	$17,281	844%	-67%

Reorganization

Beginning with the third quarter, Real consolidated its Technology Products and Solutions and Media Software and Services business units and organized them into functional teams that represent product development, sales and marketing, and service delivery. Therefore, Real’s

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third-quarter financial results reflect the new corporate reorganization with the following reporting segments: (1) Core products, which includes the SaaS services of ringback tones, music on demand, and intercarrier messaging; professional services and systems integration; Helix software and licenses for handsets; and SuperPass and international radio subscriptions; (2) Emerging products, which includes RealPlayer, including distribution of third-party products, and new products and services that will be introduced over time for consumers or businesses; and (3) Games, which is unchanged from previous quarters. Real will continue to present financial results from its former Music segment on a historical basis only.

Beginning with the third quarter of 2010, Real also changed how it allocates corporate and shared overhead expenses. Historically, common corporate overhead expenses, including finance, legal and headquarters facilities, were allocated to each business segment. Beginning in the third quarter ended September 30, 2010, these shared expenses, as well as stock compensation costs, are shown in the aggregate as Corporate expenses and are not reflected in segment results or included in adjusted EBITDA by reporting segment for the business segments described in the preceding paragraph. Real continues to utilize adjusted EBITDA by reporting segment as its primary profit measure for its business segments. Real provided six quarters of historical financial results and other information relating to the new segments in a report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2010.

Business Outlook

For the fourth quarter of 2010, Real expects overall revenue, revenue from each of its Core Products, Emerging Products and Games businesses, and overall adjusted EBITDA to increase sequentially. Real expects fourth-quarter overall revenue, revenue from each of its business segments and overall adjusted EBITDA to decline year-over-year.

The foregoing forward-looking statements reflect Real’s expectations as of Nov. 4, 2010. It is not Real’s general practice to update these forward-looking statements until its next quarterly results announcement.

Webcast and Conference Call Information

The company will host an audio Webcast conference call to review results and discuss the company’s operations for the third quarter at 5:00 p.m. ET on Nov. 4. The Webcast will be available at: http://investor.realnetworks.com.

Webcast participants will need RealPlayer® to hear the webcast, which can be downloaded at www.real.com.

The on-demand Webcast will be available beginning approximately two hours following the conclusion of the live Webcast.

Conference Call Details

5:00 p.m. (Eastern) / 2:00 p.m. (Pacific)

Dial in: 800-857-5305 Domestic / 773-681-5857 International

Passcode: Third Quarter Earnings

Leader: Bob Kimball

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Telephonic replay will be available until 8:00 p.m. (Eastern), Nov. 18, 2010.

Replay dial in: 866-413-9103 Domestic / 203-369-0665 International

RNWK-F

For More Information Contact

Press: Piers Heaton-Armstrong, (206) 892-6571, pheaton-armstrong@real.com

Financial: Marj Charlier, (206) 892-6718, mcharlier@real.com

About RealNetworks: RealNetworks, Inc. delivers digital entertainment services to consumers via PCs and mobile devices. Real® created the streaming media category in 1995 and continues to offer pioneering products and services, including: RealPlayer®, the first mainstream media player to enable downloading, recording, editing and sharing of digital video; GameHouse®, one of the largest casual games services on the Internet; and a variety of mobile entertainment services, such as ringback tones, music and video, offered to consumers through leading wireless carriers around the world. RealNetworks’ corporate information is located at http://www.realnetworks.com/about-us/index.aspx.

About Non-GAAP Financial Measures

To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted revenue, adjusted EBITDA, adjusted EBITDA by reporting segment and free cash flow, which management believes provide investors with useful information.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP operating income (loss) to adjusted EBITDA and to adjusted EBITDA by reporting segment.

The rationale for management’s use of non-GAAP measures is included in the supplementary materials presented with the third quarter earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company’s report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to Real’s current expectations for future revenue, adjusted EBITDA, the completion of Real’s restructuring activities and Real’s ability to grow and monetize its businesses, including through leveraging its technology platforms. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: fluctuations in foreign currencies; Real’s ability to realize operating efficiencies, growth and other benefits from the implementation of its strategic initiatives; the emergence of new entrants and competition in the market for digital media products and services; other competitive risks, including the growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on Real’s business, prospects, financial condition or results of operations; risks associated with key customer or strategic relationships,

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business acquisitions and the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; and changes in Real’s effective tax rate. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks’ financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

RealNetworks, RealPlayer and GameHouse are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

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RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(in thousands, except per share data)
Net revenue	$86,432	$140,264	$303,916	$416,762

Cost of revenue	30,710	53,686	109,018	165,321

Gross profit	55,722	86,578	194,898	251,441

Operating expenses:
Research and development	19,517	29,425	81,775	86,907
Sales and marketing	26,321	39,573	91,530	125,531
Advertising with related party (A)	—	7,941	1,065	22,229
General and administrative	12,640	13,039	42,151	55,208
Impairment of goodwill	—	—	—	175,583
Restructuring and other charges	1,080	877	11,487	1,671
Loss on excess office facilities	314	—	7,396	—

Total operating expenses	59,872	90,855	235,404	467,129

Operating loss	(4,150)	(4,277)	(40,506)	(215,688)

Other income (expenses):
Interest income, net	1,074	1,253	2,005	3,190
Equity in net loss of Rhapsody and other equity method investments (B)	(6,142)	(273)	(11,569)	(1,197)
Gain (loss) on sale of equity investments, net	—	604	(50)	809
Gain on deconsolidation of Rhapsody	—	—	10,929	—
Other income (expense), net	(206)	(888)	887	(482)

Total other income (expense), net	(5,274)	696	2,202	2,320

Loss before income taxes	(9,424)	(3,581)	(38,304)	(213,368)
Income tax benefit (expense)	33,947	(686)	37,238	(3,445)

Net income (loss)	24,523	(4,267)	(1,066)	(216,813)
Net loss attributable to the noncontrolling interest in Rhapsody (C)	—	5,787	2,910	17,868

Net income (loss) attributable to common shareholders	$24,523	$1,520	$1,844	$(198,945)

Basic net income (loss) per share available to common shareholders	$0.18	$0.00	$0.04	$(1.50)

Diluted net income (loss) per share available to common shareholders	$0.18	$0.00	$0.04	$(1.50)

Shares used to compute basic net income (loss) per share available to common shareholders	135,619	134,793	135,302	134,531
Shares used to compute diluted net income (loss) per share available to common shareholders	137,769	134,978	138,232	134,531

(A)	Consists of advertising purchased by Rhapsody from MTV Networks (MTVN). MTVN had a 49% ownership interest in Rhapsody prior to the restructuring transactions that occurred on March 31, 2010. See note (B) for more details regarding the restructuring and the related deconsolidation.

(B)	On March 31, 2010, we completed the restructuring of Rhapsody which resulted in our ownership decreasing to approximately 47.5% of the outstanding equity in Rhapsody and no longer having operating control. Since the restructuring was completed on the last day of the quarter ended March 31, 2010, our statement of operations for the first quarter includes results from Rhapsody’s operations. Beginning with the quarter ended June 30, 2010, Rhapsody’s revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody’s income or losses as “Equity in net loss of Rhapsody and other equity method investments” in “Other income.”

(C)	Noncontrolling interest in Rhapsody reflects MTVN's 49% ownership share in the losses of Rhapsody prior to the restructuring transactions that occurred on March 31, 2010.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2010	2009
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$214,895	$277,030
Short-term investments	114,330	107,870
Trade accounts receivable, net	42,051	60,937
Deferred costs, current portion	5,389	5,192
Related party receivable - Rhapsody (A)	874	—
Prepaid expenses and other current assets	28,905	30,624

Total current assets	406,444	481,653

Equipment, software, and leasehold improvements, at cost:
Equipment and software	145,102	151,951
Leasehold improvements	25,390	31,041

Total equipment, software, and leasehold improvements	170,492	182,992
Less accumulated depreciation and amortization	125,452	125,878

Net equipment, software, and leasehold improvements	45,040	57,114

Restricted cash equivalents and investments	10,000	13,700
Equity investments	37,730	19,553
Other assets	3,400	4,030
Deferred costs, non-current portion	17,667	10,182
Deferred tax assets, net, non-current portion	8,995	10,001
Other intangible assets, net	8,708	10,650
Goodwill	4,792	—

Total assets	$542,776	$606,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,872	$32,703
Accrued and other liabilities	84,231	124,934
Deferred revenue, current portion	19,867	31,374
Related party payable - Rhapsody (B)	684	—
Related party payable - MTVN (C)	—	11,216
Accrued loss on excess office facilities, current portion	1,203	3,228

Total current liabilities	129,857	203,455

Deferred revenue, non-current portion	575	1,933
Accrued loss on excess office facilities, non-current portion	3,752	—
Deferred rent	3,723	4,464
Deferred tax liabilities, net, non-current portion	1,150	961
Other long-term liabilities	5,382	13,006

Total liabilities	144,439	223,819

Noncontrolling interest in Rhapsody (D)	—	7,253

Shareholders’ equity	398,337	375,811

Total liabilities and shareholders’ equity	$542,776	$606,883

(A)	Related party receivable reflects amounts Rhapsody International, formed on March 31, 2010, owes RealNetworks.

(B)	Related party payable reflects amounts owed to Rhapsody International, formed on March 31, 2010.

(C)	Related party payable reflects amounts owed by Rhapsody to MTVN in periods prior to the restructuring and related deconsolidation that was completed on March 31, 2010.

(D)	Noncontrolling interest in Rhapsody reflects MTVN’s 49% ownership interest in the net assets of Rhapsody at December 31, 2009. Due to the restructuring transactions which occurred on March 31, 2010, Rhapsody’s balance sheet is no longer included within RealNetworks consolidated financial statements.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(1,066)	$(216,813)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	19,047	22,881
Stock-based compensation	10,280	15,545
Loss on disposal of equipment, software, and leasehold improvements	155	302
Equity in net loss of Rhapsody and other investments	11,569	1,197
Loss (gain) on sale of equity investment, net	50	(809)
Gain on deconsolidation of Rhapsody	(10,929)	—
Excess tax benefit from stock option exercises	(48)	(9)
Impairment of goodwill	—	175,583
Accrued restructuring and other charges	997	(3,786)
Accrued loss on excess office facilities	6,108	—
Deferred income taxes, net	80	545
Other	153	39
Net change in certain operating assets and liabilities, net of acquisitions and disposals	(72,874)	(11,167)

Net cash (used in) provided by operating activities	(36,478)	(16,492)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(11,415)	(11,445)
Purchases of short-term investments	(102,486)	(124,043)
Proceeds from sales and maturities of short-term investments	96,026	93,389
Proceeds from the sales of equity investments	—	1,014
Purchases of equity investments	—	(2,000)
Payment of acquisition costs, net of cash acquired	(5,760)	(3,324)
Payment in connection with the restructuring of Rhapsody	(18,000)	—
Repayment of temporary funding on deconsolidation of Rhapsody	5,869	—
Decrease in restricted cash equivalents and investments, net	3,700	1,042

Net cash provided by (used in) investing activities	(32,066)	(45,367)

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	1,378	819
Payments received on MTVN note	1,213	21,912
Capital contribution to Rhapsody from MTVN	—	5,000
Excess tax benefit from stock option exercises	48	9

Net cash provided by (used in) financing activities	2,639	27,740

Effect of exchange rate changes on cash and cash equivalents	3,770	5,928

Net decrease in cash and cash equivalents	(62,135)	(28,191)

Cash and cash equivalents, beginning of period	277,030	232,968

Cash and cash equivalents, end of period	$214,895	$204,777

RealNetworks, Inc. and Subsidiaries

Supplemental Financial Information

(Unaudited)

	2010			2009
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business:
Core Products (A)	$51,870	$51,742	$51,203	$64,154	$58,173	$56,346	$54,692
Emerging Products (B)	8,778	8,997	11,428	13,014	13,835	9,153	9,205
Games (C)	25,784	28,145	30,236	30,736	29,491	29,774	32,823

Total net revenue excluding music	86,432	88,884	92,867	107,904	101,499	95,273	96,720
Music (D)	—	—	35,733	37,598	38,765	40,452	44,053

Total net revenue including music	$86,432	$88,884	$128,600	$145,502	$140,264	$135,725	$140,773

Core Products Revenue by Product:
SaaS (E)	$31,885	$32,388	$33,614	$39,399	$38,704	$35,517	$34,497
Systems Integrations / Professional Services (F)	953	998	367	5,040	818	3,228	1,088
Technology Licensing (G)	7,473	7,736	7,910	9,830	7,906	7,463	7,994
Consumer subscriptions (H)	11,559	10,620	9,312	9,885	10,745	10,138	11,113

Total Core Products net revenue	$51,870	$51,742	$51,203	$64,154	$58,173	$56,346	$54,692

Net Revenue by Geography:
United States	$46,874	$48,351	$84,550	$91,175	$95,758	$90,685	$96,666
Rest of world	39,558	40,533	44,050	54,327	44,506	45,040	44,107

Total net revenue	$86,432	$88,884	$128,600	$145,502	$140,264	$135,725	$140,773

Product Metrics (subscribers and ICM presented as greater than):
Addressable subscribers of mobile operators under contract (I)	700,000	675,000	650,000	625,000	575,000	575,000	550,000
SaaS subscribers (J)	37,500	37,600	37,950	38,850	37,500	36,300	33,850
SaaS ARPU (in cents) (K)	$0.16	$0.16	$0.16	$0.17	$0.19	$0.17	$0.17
ICM delivered in billions (L)	134	128	120	112	101	93	82
Consumer subscribers(M)	600	600	575	625	625	550	575

(A)	The Core Products segment primarily includes revenue from SaaS services, system integration and professional services to carriers and mobile handset companies, sales of technology licenses of our software products such as Helix for handsets, and consumer subscriptions such as SuperPass and our international radio subscription services.

(B)	The Emerging Products segment primarily includes revenue from RealPlayer and related products, such as revenue from distribution of third party software products, advertising on RealPlayer websites and sales of RealPlayerPlus software licenses to consumers.

(C)	The Games segment primarily includes revenue from sales of games licenses, online games subscription services, advertising on game sites and social network sites, games syndication services, microtransactions from online and social games and sales of mobile games.

(D)	On March 31, 2010, we completed the restructuring of Rhapsody, which resulted in our ownership decreasing to approximately 47.5% of the outstanding equity in Rhapsody, and our loss of operating control over Rhapsody. Beginning with the quarter ended June 30, 2010, Rhapsody's revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody's income or losses as "Equity in net loss of Rhapsody and other equity method investments" in Other Income.

(E)	Software as a Service (SaaS) revenue includes revenue from music on demand (MOD), video on demand (VOD), ringtones, ringback tones (RBT) and intercarrier messaging services provided to network service providers, who are largely mobile phone networks.

(F)	Systems Integration revenue includes professional services, other than those associated with software sales, provided to mobile carriers and handset manufacturers.

(G)	Technology Licensing includes revenue from sales of software and other intellectual property licenses such as Helix server licenses and Helix software licenses for handsets.

(H)	Consumer subscriptions includes revenue from SuperPass, as well as our international radio subscription services.

(I)	Total subscribers reported at the end of the quarter of mobile carriers that offer one or more of our SaaS services, other than intercarrier messaging services, to their customers.

(J)	Includes subscribers for our SaaS services which include RBT, MOD and VOD services, measured at the end of the quarter.

(K)	Monthly SaaS ARPU (Average Revenue Per User) is calculated by dividing (a) the total quarterly revenue from SaaS subscription services, including RBT, MOD, VOD, by (b) the number of SaaS subscribers at the end of the quarter, and dividing the resulting quotient by three.

(L)	The total number of intercarrier messages delivered across our messaging platform in the quarter.

(M)	Primarily includes subscribers to SuperPass and GamePass. We repurchased our international radio subscription services from Rhapsody as part of the restructuring that occurred on March 31, 2010, and as a result, subscribers to our international radio services are included beginning in the quarter ended June 30, 2010.

RealNetworks, Inc. and Subsidiaries

Segment Results of Operations

(Unaudited)

	2010		2009	2010	2009
	Q3	Q2	Q3	YTD	YTD
	(in thousands)
Core Products

Net revenue	$51,870	$51,742	$58,173	$154,815	$169,211
Cost of revenue	22,230	18,085	20,250	58,054	58,007

Gross profit	29,640	33,657	37,923	96,761	111,204

Gross margin	57%	65%	65%	63%	66%

Operating expenses:	19,772	22,508	23,059	66,366	118,372

Operating income (loss)	$9,868	$11,149	$14,864	$30,395	$(7,168)

Adjusted EBITDA	$13,309	$14,675	$18,956	$40,783	$55,603

Emerging Products

Net revenue	$8,778	$8,997	$13,835	$29,203	$32,193
Cost of revenue	1,076	3,404	1,703	5,944	5,220

Gross profit	7,702	5,593	12,132	23,259	26,973

Gross margin	88%	62%	88%	80%	84%

Operating expenses:	6,059	7,602	6,145	20,694	64,344

Operating income (loss)	$1,643	$(2,009)	$5,987	$2,565	$(37,371)

Adjusted EBITDA	$1,771	$(1,732)	$6,097	$3,048	$10,124

Games

Net revenue	$25,784	$28,145	$29,491	$84,165	$92,088
Cost of revenue	6,279	7,228	7,598	21,210	24,608

Gross profit	19,505	20,917	21,893	62,955	67,480

Gross margin	76%	74%	74%	75%	73%

Operating expenses:	17,092	20,832	21,604	60,695	104,516

Operating income (loss)	$2,413	$85	$289	$2,260	$(37,036)

Adjusted EBITDA	$2,885	$1,948	$1,187	$6,518	$6,709

Music

Net revenue	$—	$—	$38,765	$35,733	$123,270
Cost of revenue	—	—	23,655	21,864	75,708

Gross profit	—	—	15,110	13,869	47,562

Gross margin	N/A	N/A	39%	39%	39%

Operating expenses:	—	—	20,776	13,911	103,601

Operating income (loss)	$—	$—	$(5,666)	$(42)	$(56,039)

Adjusted EBITDA	$—	$—	$4,896	$4,214	$13,206

Corporate

Net revenue	$—	$—	$—	$—	$—
Cost of revenue	1,125	432	480	1,946	1,778

Gross profit	(1,125)	(432)	(480)	(1,946)	(1,778)

Gross margin	N/A	N/A	N/A	N/A	N/A

Operating expenses:	16,949	30,487	19,271	73,738	76,296

Operating income (loss)	$(18,074)	$(30,919)	$(19,751)	$(75,684)	$(78,074)

Adjusted EBITDA	$(12,265)	$(14,287)	$(13,855)	$(42,534)	$(57,678)

Total

Net revenue	$86,432	$88,884	$140,264	$303,916	$416,762
Cost of revenue	30,710	29,149	53,686	109,018	165,321

Gross profit	55,722	59,735	86,578	194,898	251,441

Gross margin	64%	67%	62%	64%	60%

Operating expenses:	59,872	81,429	90,855	235,404	467,129

Operating income (loss)	$(4,150)	$(21,694)	$(4,277)	$(40,506)	$(215,688)

Adjusted EBITDA	$5,700	$604	$17,281	$12,029	$27,964

RealNetworks, Inc. and Subsidiaries

Reconciliation of segment operating income (loss) to adjusted EBITDA by reporting segment

(Unaudited)

	2010		2009	2010	2009
	Q3	Q2	Q3	YTD	YTD
	(in thousands)
Core Products

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$9,868	$11,149	$14,864	$30,395	$(7,168)
Acquisitions related intangible asset amortization	1,059	1,106	1,436	3,286	4,051
Depreciation and amortization	2,382	2,420	2,656	7,102	8,189
Impairment of goodwill	—	—	—	—	50,531

Adjusted EBITDA	$13,309	$14,675	$18,956	$40,783	$55,603

Emerging Products

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$1,643	$(2,009)	$5,987	$2,565	$(37,371)
Acquisitions related intangible asset amortization	—	—	—	—	—
Depreciation and amortization	128	277	110	483	719
Impairment of goodwill	—	—	—	—	46,776

Adjusted EBITDA	$1,771	$(1,732)	$6,097	$3,048	$10,124

Games

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$2,413	$85	$289	$2,260	$(37,036)
Acquisitions related intangible asset amortization	126	61	69	247	313
Depreciation and amortization	346	1,802	829	4,011	2,185
Impairment of goodwill	—	—	—	—	41,247

Adjusted EBITDA	$2,885	$1,948	$1,187	$6,518	$6,709

Music

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$—	$—	$(5,666)	$(42)	$(56,039)
Net income (loss) attributable to noncontrolling interest in Rhapsody	—	—	5,787	2,910	17,868
Acquisitions related intangible asset amortization (A)	—	—	279	58	837
Depreciation and amortization (A)	—	—	657	690	2,218
Pro forma gain on sale of interest in Rhapsody America	—	—	3,839	598	11,293
Impairment of goodwill	—	—	—	—	37,029

Adjusted EBITDA	$—	$—	$4,896	$4,214	$13,206

Corporate

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$(18,074)	$(30,919)	$(19,751)	$(75,684)	$(78,074)
Other income (expense), net	(206)	994	(888)	887	(482)
Depreciation and amortization	1,033	993	1,180	3,100	3,662
Restructuring and other charges	1,080	4,792	877	11,487	1,671
Stock-based compensation	3,588	2,771	4,727	10,280	15,545
Loss on excess office facilities	314	7,082	—	7,396	—

Adjusted EBITDA	$(12,265)	$(14,287)	$(13,855)	$(42,534)	$(57,678)

Total

Reconciliation of GAAP operating income (loss) to adjusted EBITDA:

Operating income (loss)	$(4,150)	$(21,694)	$(4,277)	$(40,506)	$(215,688)
Net income (loss) attributable to noncontrolling interest in Rhapsody	—	—	5,787	2,910	17,868
Other income (expense), net	(206)	994	(888)	887	(482)
Acquisitions related intangible asset amortization (A)	1,185	1,167	1,784	3,591	5,201
Depreciation and amortization (A)	3,889	5,492	5,432	15,386	16,973
Impairment of goodwill	—	—	—	—	175,583
Loss on excess office facilities	314	7,082	—	7,396	—
Pro forma gain on sale of interest in Rhapsody America	—	—	3,839	598	11,293
Restructuring and other charges	1,080	4,792	877	11,487	1,671
Stock-based compensation	3,588	2,771	4,727	10,280	15,545

Adjusted EBITDA	$5,700	$604	$17,281	$12,029	$27,964

(A)	Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries

Earnings Per Share Reconciliation

(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(in thousands, except per share data)

Net income (loss) attributable to common shareholders	$24,523	$1,520	$1,844	$(198,945)
Less accretion of MTVN's preferred return in Rhapsody	—	(925)	3,700	(2,775)

Net income (loss) available to common shareholders	$24,523	$595	$5,544	$(201,720)

Shares used to compute basic net income (loss) per share available to common shareholders	135,619	134,793	135,302	134,531
Dilutive potential common shares:
Stock options and restricted stock	2,150	185	2,930	—

Shares used to compute diluted net income (loss) per share available to common shareholders	137,769	134,978	138,232	134,531

Basic net income (loss) per share available to common shareholders	$0.18	$0.00	$0.04	$(1.50)
Diluted net income (loss) per share available to common shareholders	$0.18	$0.00	$0.04	$(1.50)